                                                Filed Pursuant to Rule 424(b)(3)
                                                             File No. 333-106476

                AMERICAN BUSINESS FINANCIAL SERVICES, INC. NOTES        E072704P
              (Investment Notes and Uninsured Money Market Notes)


Early Bird Special for
New Investors!


                                 RATE SUPPLEMENT

                      Prospectus Supplement dated 07/27/04


                          Term            Rate          Annual Yield*
             |-----------------------|--------------------------------|
             |                       |                                |
             |          3-5 mos.     |    8.00%              8.32%    |
             |                       |                                |
             |          4 mos.       |   10.44%             11.00%    |
             |                       |                                |
             |        21 WEEKS***    |   10.75%             11.34%    |
             |                       |                                |
             |         6-11 mos.     |    9.00%              9.41%    |
             |                       |                                |
             |        12-17 mos.     |   10.40%             10.95%    |
             |                       |                                |
             |          13 mos.      |   11.75%             12.46%    |
             |                       |                                |
             |        18-29 mos.     |   10.00%             10.51%    |
             |                       |                                |
             |       30-120 mos.     |    8.00%              8.32%    |
             |                       |                                |
             |       Uninsured       |                                |
             |   Money Market Note** |    4.88%              5.00%    |
             |-----------------------|--------------------------------|

                          Minimum Investment is $1,000

       FOR INVESTMENTS OF $100,000 OR MORE, PLEASE CONTACT US FOR RATES.

AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can be made only by the Prospectus dated November 7, 2003 and Prospectus Supplement dated July 2, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Annual Yield assumes all interest reinvested daily for 1 year. For terms less than 1 year: Annual Yield provided for comparison purposes; actual yield to maturity will be less.

These rates are available from August 2, 2004 through August 7, 2004.

**The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the sole discretion of ABFS provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

***Limited to the first $5,000,000 received.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated July 2, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   INVESTMENT NOTES AND UNINSURED MONEY MARKET NOTES REPRESENT OBLIGATIONS OF
    ABFS AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY THE
                     FDIC OR ANY OTHER GOVERNMENTAL AGENCY.


                                    ABFS(SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES

                   PO Box 11716 o Philadelphia, PA 19101-9928
                              WWW.ABFSONLINE.COM
                      FOR INFORMATION CALL 1-800-776-4001

                                                Filed Pursuant to Rule 424(b)(3)
                                                             File No. 333-106476




                AMERICAN BUSINESS FINANCIAL SERVICES, INC. NOTES        E072704N

               (Investment Notes and Uninsured Money Market Notes)

                                 RATE SUPPLEMENT

EARLY BIRD
 SPECIAL!             Prospectus Supplement dated 07/27/04


                          Term            Rate          Annual Yield*
             |-----------------------|--------------------------------|
             |                       |                                |
             |          3-5 mos.     |    7.70%              8.00%    |
             |                       |                                |
             |          4 MOS.       |   10.44%             11.00%    |
             |                       |                                |
             |        21 WEEKS***    |   10.75%             11.34%    |
             |                       |                                |
             |         6-11 mos.     |    8.62%              9.00%    |
             |                       |                                |
             |        12-17 mos.     |   10.30%             10.84%    |
             |                       |                                |
             |          13 MOS.      |   11.75%             12.46%    |
             |                       |                                |
             |        18-29 mos.     |    9.00%              9.41%    |
             |                       |                                |
             |       30-120 mos.     |    8.00%              8.32%    |
             |                       |                                |
             |       Uninsured       |                                |
             |   Money Market Note** |    4.88%              5.00%    |
             |-----------------------|--------------------------------|


                          Minimum Investment is $1,000

        FOR INVESTMENTS OF $100,000 OR MORE, PLEASE CONTACT US FOR RATES.


  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can be made only by the Prospectus dated November 7, 2003 and Prospectus Supplement dated July 2, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Annual Yield assumes all interest reinvested daily for 1 year. For terms less than 1 year: Annual Yield provided for comparison purposes; actual yield to maturity will be less.

These rates are available from August 2, 2004 through August 7, 2004.

**The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the sole discretion of ABFS provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

***Limited to the first $5,000,000 received.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated July 2, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   INVESTMENT NOTES AND UNINSURED MONEY MARKET NOTES REPRESENT OBLIGATIONS OF ABFS AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY THE FDIC
                        OR ANY OTHER GOVERNMENTAL AGENCY.

                             [GRAPHIC APPEARS HERE]

                   PO Box 11716 o Philadelphia, PA 19101-9928
                               www.ABFSonline.com
                       FOR INFORMATION CALL 1-800-776-4001